UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: February 15, 2008


                           LASALLE BRANDS CORPORATION
             (Exact name of registrant as specified in its charter)


                                     NEVADA
         (State or other jurisdiction of incorporation or organization)

        000-21753                                         88-0263701
(Commission File Number)                    (IRS Employer Identification Number)

                               Scott Campbell, CFO
             7702 E Doubletree Ranch Suite 300, Scottsdale, AZ 85258
                    (Address of principal executive offices)

                                 (480) 905-5550
              (Registrant's telephone number, including area code)
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ITEM 2.01 ACQUISITION OR DISPOSITION OF ASSETS

On January 31, 2008 the Board of Directors of LaSalle Brands Corporation approved a purchase agreement with LaSalle Brands, Inc. The Purchase Agreement was consummated on January 31, 2008. The property acquired was 100% ownership of LaSalle Brands Ice Cream Distribution System.

Pursuant to the terms of the Purchase Agreement, LaSalle Brands Corporation delivered upon signing Three Million (3,000,000) shares of the Company's restricted common stock in addition to the Seventeen Million Seven Hundred Fifty Thousand shares (17,750,000) of restricted common stock already delivered, Three Million dollars ($3,000,000) of $10.00 per share Convertible Preferred Shares (each share is convertible into two (2) common shares), and a promissory note for Two Million Five Hundred Thousand Dollars ($2,500,000) in exchange for 100% ownership of LaSalle Brands Ice Cream.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On January 3, 2008 the Board of Directors accepted the resignations of Scott Campbell from all positions except CFO and Secretary, and Board Members Kenneth Fielding, Erin Strench, and John Gaetz as Directors. Mr. Holdraker will remain the Company's Chairman.

Also on January 3, 2008 the Board of Directors appointed Medhat Mohamed to the positions of CEO and President.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No. 10.1: Purchase Agreement between LaSalle Brands Corporation and
                  LaSalle Brands, Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned here unto duly authorized.

Date: February 15, 2008

                                    LaSalle Brands Corporation


                                    By: /s/ Scott Campbell
                                       ------------------------------
                                       Scott Campbell, CEO